EXHIBIT 10.8

CONSULTING AGREEMENT

            This Consulting Agreement is made as of the 18th day of January, 2005, by and between Larry Shultz ("Consultant"), and AirRover Wi-Fi Corp., a Delaware corporation (the "Company").

WHEREAS, the Company is in need of expertise with respect to business operations and financial planning; and

WHEREAS, Consultant possesses the expertise needed by the Company; and

WHEREAS, the Company is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, with its common stock quoted on the OTC Bulletin Board under the symbol “AVWF”; and

WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

            1.         The Company hereby engages Consultant, on a non-exclusive basis, to render consulting services to the Company with respect to business operations and financial planning, as requested by the Company. Consultant hereby accepts such engagement and agrees to render such consulting services throughout the term of this Agreement. The Company shall not be required to pay any expense of Consultant, unless such expense shall have been pre-approved, in writing, by the Company.

Notwithstanding anything contained herein to the contrary, it is specifically understood and agreed by the parties that the aforementioned services to be provided by Consultant shall not in any way, either directly or indirectly, involve any capital raising efforts on behalf of the Company or promotion of the Company’s securities.

It is further agreed that Consultant shall have no authority to bind the Company to any contract or obligation or to transact any business in the Company’s name or on behalf of the Company, in any manner. The parties intend that Consultant shall perform its services required hereunder as an independent contractor.

            2.         Term. The term of this Agreement shall be a period of two (2) years, commencing on the date hereof. This Agreement shall renew for additional one-year periods, provided neither party hereto submits a written notice of termination within sixty (60) days prior to the termination of either the initial term hereof or any renewal term.

Termination. The Company agrees not to terminate this Agreement except for "good cause". For purposes of this Agreement, "good cause" shall mean willful neglect of duty, dishonesty, theft, embezzlement, taking or offering a bribe, assault, fighting, use of threats, possession of weapons on Company, or an affiliate of the Company, premises, reporting for work hereunder under the influence of illegal drugs or alcohol, unauthorized possession or use of illegal drugs or alcohol on the Company’s, or an affiliate of the Company’s, premises or during working hours, unauthorized destruction of Company property or documents, willful violation of safety rules, falsification of records, willful violation of the Company’s non-harassment or discrimination policies, unauthorized disclosure of trade secrets or confidential information or violation of the Confidentiality Agreement of even date herewith or the Non-Competition Agreement of even date herewith, both between the Company and Consultant.

Although the Company retains the right to terminate this Agreement for any reason not specified above, the Company agrees that, if it does so terminate this Agreement for any reason other than good cause, as is solely defined above, Consultant will be entitled to full compensation for one year or the remainder of the then-current term, original or renewal, as the case may be, of this Agreement, whichever is greater.

If Consultant should cease to perform under this Agreement voluntarily for any reason, or is terminated for good cause, all compensation payable to Consultant shall thereupon, without any further writing or act, cease, lapse and be terminated. However, all reimbursements which accrued prior to Consultant’s terminating action will become immediately due and payable and shall be payable to Consultant’s estate should his service cease due to death.

            3.         In consideration of the services to be performed by Consultant, the Company agrees to pay to Consultant the sum of $120,000 per year, which shall be payable in equal bi-monthly installments, in arrears, on the first and fifteenth days of each month, subject to deduction of all lawful and required withholding.

In addition, the Company shall issue 20,000 shares of its common stock, upon the mutual execution of this Agreement, which shares shall be valued at a price per share equal to the closing sale price of the Company’s Common Stock, as reported by the OTC Bulletin Board, on the date of mutual execution hereto.

The Company agrees that such shares shall be issued pursuant to the Company’s 2004 Stock Ownership Plan and shall be issued free of restrictive legend pursuant to the Company’s Registration Statement on Form S-8 relating to such 2004 Stock Ownership Plan.

Consultant represents and warrants that he has investigated the Company, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, the Company with respect thereto. Consultant acknowledges that it is aware that the Company currently lacks adequate capital to pursue its full plan of business.

            4.         The Company represents and warrants to Consultant that:

                        A.        The Company will cooperate fully and timely with Consultant to enable Consultant to perform its obligations hereunder.

                        B.        The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

                        C.        The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

            5.         Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant, including each of its affiliates, will not directly or indirectly buy or sell the securities of the Company at any time when it or they are privy to non-public information.

Consultant agrees that he will not disseminate any printed matter relating to the Company, its products and services, without prior written approval of the Company.

            6.         All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

                        Notices shall be addressed to Consultant at:

                                    Larry Shultz

                                    2769 Deep Canyon Road

                                    Beverly Hills, California 90210-1005

                        and to the Company at:

                                    AirRover Wi-Fi Corp.

                                    Attention: David Loflin

                                    5555 Hilton Avenue, Suite 207

                                    Baton Rouge, Louisiana 70808

            7.         Miscellaneous.

                        A.        In the event of a dispute between the parties arising out of this Agreement, both Consultant and the Company agree to submit such dispute to arbitration before the American Arbitration Association (the "Association") at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

                        B.        This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

                        C.        This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

                        D.        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

AIRROVER WI-FI CORP.

By: /s/ DAVID LOFLIN

David Loflin

President

                                                                        /s/ LARRY SHULTZ

                                                                        Larry Shultz